Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form SB-2 of Lifesciences Opportunites Incorporated of our report dated May 26, 2004 relating to the consolidated financial statements of Lifesciences Opportunities Incorporated which appear in this Form SB-2.

/s/ JEWETT SCHWARTZ & ASSOCIATES

Hollywood, Florida
July 1, 2004